Exhibit 4.18

ANNEX 1

RDA TECHNOLOGIES LIMITED

MALI-300 — IP ACCESS

TLA Number	LEC-TLA-00547
Legal Counsel	MS
Annex Effective Date	9 February 2012

This Annex 1, when signed by both parties, shall form part of and be incorporated into the Technology Licence Agreement (“TLA”) between the parties (document reference as identified in the table above). Solely for the purposes of interpretation of the TLA with respect to this Annex 1, to the extent that the provisions contained in this Annex 1 conflict with any of the provisions of the TLA the provisions contained in this Annex 1 shall prevail over and shall supersede the conflicting provisions in the TLA.

SECTION 1 - ARM TECHNOLOGY

Key to Disclosure Rights

D	CONFIDENTIAL except disclosure permitted to “Designers” in accordance with Clause 3 of the TLA
M	CONFIDENTIAL except disclosure permitted to “Manufacturers” in accordance with Clause 3 of the TLA
T	CONFIDENTIAL except disclosure permitted to “Test Houses” in accordance with Clause 3 of the TLA
CS	CONFIDENTIAL except disclosure permitted to “Customers” in accordance with Clause 3 of the TLA
N	NON-CONFIDENTIAL but may be subject to licence restrictions.
C	CONFIDENTIAL

Mali-300 Single-Use

PART A -Mali-300 Documentation

Section 1 -Technical Reference Manual

Part Number	Description	Disclosure Rights	Delivery Date
***	Technical Reference Manual PDF	D,CS
***	Release Note -PDF	D,CS	Within ten working days of Annex Effective Date
***	Errata - PDF	D,CS

Section 2 -Technical Summary Document

Part Number	Description	Disclosure Rights	Delivery Date
***	Technical Summary -PDF	D,CS	Within ten working days of Annex Effective Date

PART B -Mali-300 Implementation and Integration Documentation

Part Number	Description	Disclosure Rights	Delivery Date
***	Integration Manual - PDF	D,CS	Within ten working days of Annex Effective Date
***	Configuration and Sign-off Guide	D

PART C -Mali-300 Source & Scripts

Section 1 Synthesizable RTL

Part Number	Description	Disclosure Rights	Delivery Date
***	Synthesizable Verilog RTL	D	Within ten working days of Annex Effective Date

Section 2 Implementation Scripts

Part Number	Description	Disclosure Rights	Delivery Date
***	Synopsys Example Implementation Scripts	D	Within ten working days of Annex Effective Date

PART D -Mali-300 Test Vectors

Part Number	Description	Disclosure Rights	Delivery Date
***	Acceptance Tests	D
***	RTL Test Bench	D	Within ten working days of Annex Effective Date
***	Host Test Bench	D

Note: All the deliverables will be released as a bundled directory structure with the following bundle identifier ***

PART E -Mali-400 MP Linux DDK Software

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK SW library source code	D
***	OpenVG DDK SW Library Source Code	D
***	EGL and Base Driver Source Code	D	Within ten working days of Annex Effective Date
***	Linux Device Driver Integr Source Code	D
***	ESSL Compiler Source Code	D

Notes: *** includes both OpenGL ES 1.1 and OpenGL ES 2.0

*** includes OpenVG 1.1

EGL 1.4 is included in the Part ***

*** includes Linux Device Driver SourceCode and Linux Build System

PART F -Mali-400 MP Linux DDK Documentation

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK Software Tech Overview	D,CS
***	OpenVG DDK Software Tech Overview	D,CS
***	DDK SW Integration Guide Linux	D,CS
***	OpenGL ES DDK Software Errata for Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenVG DDK Software Errata for Linux	D,CS
***	OpenGL ES DDK Release Notes Linux	D,CS
***	OpenVG DDK Release Notes Linux	D,CS

Note: Part numbers for ‘OpenGL ES’ above include both OpenGL ES 1.1 and OpenGL ES 2.0

Part numbers above include OpenVG 1.1

PART G -Mali-400 MP Linux DDK Test

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK SW Validation Code Linux	D,CS
***	OpenVG DDK SW Validation Code Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenGL ES DDK SW Test Report Linux	D,CS
***	OpenVG DDK SW Test Report Linux	D,CS

Note: Part numbers for ‘OpenGL ES’ above include both OpenGL ES 1.1 and OpenGL ES 2.0

Part numbers above include OpenVG 1.1

OpenGL ES DDK SW Validation Code Linux includes source

OpenVG DDK SW Validation Code Linux includes source

PART H - Mali-400 MP Test Report

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES Conformance Test Reports Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenVG Conformance Test Reports Linux	D,CS

SECTION 2 - LICENCE AND SPECIAL CONDITIONS

A.                                   Definitions

A.1                            “ARM Compliant Product” means an integrated circuit incorporating a single Mali GPU and additional circuitry.

A.2                            “DDK Documentation” means the documentation identified in Section 1 Part F of this Annex 1.

A.3                            “DDK Software” means the program files identified in Section 1 Part E of this Annex 1.

A.4                            “DDK Test” means the test programs identified in Section 1 Part G of this Annex 1.

A.5                            “Design Start” means the earlier of any of the following; (i) the date that LICENSEE first synthesises the Synthesisable RTL for an ARM Compliant Product; (ii) the date that LICENSEE enters into a contract with a third party for the design of an ARM Compliant Product; or (iii) the date that LICENSEE delivers any ARM Technology or derivatives thereof, to a Customer pursuant to the licenses granted in this Annex 1.

A.6                            “Download” means the removal or copying of any or all of the relevant ARM Technology in respect of each ARM Compliant Product from the secure area on www.connect.arm.com.

A.7                            “End User Licence Agreement” means a licence agreement between LICENSEE and a third party which contains at a minimum the following provisions; (i) a restriction on the third party from reverse engineering, decompiling, adapting or alteration of the object code; and (ii) permission for the third party to only use the object code for the purposes of developing or executing applications which are targeted for use on an ARM Compliant Product.

A.8                            “Implementation and Integration Documentation” means the documentation identified in Section 1 Part B of this Annex 1.

A.9                            “Mali GPU” means a single vertex shader engine and a single graphics pixel shader rendering engine, each of which are described in the Technical Reference Manual.

A.10                     “Synthesisable RTL” means the deliverables identified in Section 1 Part C Section 1 of this Annex 1.

A.11                     “Implementation Scripts” means the deliverables identified in Section 1 Part C Section 2 of this Annex 1.

A.12                     “Technical Reference Manual” means the relevant technical reference manuals identified in Section 1 Part A Section 1 of this Annex 1.

A.13                     “Technical Summary Documentation” means the relevant technical summary documents identified in Section 1 Part A Section 2 of this Annex 1.

A.14                     “Test Report” means the test report identified in Section 1 Part H of this Annex 1.

A.15                     “Test Vectors” means the test vectors identified in Section 1 Part D of this Annex 1.

A.16                               “Unique ARM Compliant Product” means:

(i)                            an unlimited number of units of a single design for an ARM Compliant Product which has been taped out and given a unique part number; and

(ii)                         an unlimited number of units of any derivatives of the ARM Compliant Products referred to in Clause A.16(i), provided that:

(a)                                  such derivatives result only from any or all of the following modifications; (1) the implementation by LICENSEE of an Update delivered by ARM to some or all of the ARM Technology; (2) the correction of errors in such ARM Compliant Products to achieve conformance with the original specification for such design; and (3) a version of such ARM Compliant Product that has been ported to a different set of process design rules but is otherwise functionally unmodified (except to the extent accommodated by this definition); and

(b)                                  except as provided below, no more than one such derivative for the ARM Compliant Product referred to in Clause A.16(i) is being manufactured for LICENSEE at any time. LICENSEE shall be permitted to concurrently manufacture the derivative and the design from which such derivative was derived; (i) indefinitely if the derivative is a result of Clause A.16(ii)(a)(1) or Clause A.16(ii)(a)(2); and (ii) if the derivative is a result of Clause A.16(ii)(a)(3), then for a period of six (6) months from the date of first manufacture of the new derivative

A.17                     “Use” means in respect of the object code of the DDK Software, the use of (including copying the object code of the DDK Software to the extent that such copying is incidental to such use, including installation, backup and execution) the object code of the DDK Software, or any part thereof. Use shall specifically exclude: (i) the translation, adaptation, arrangement or other alteration of the object code of the DDK Software except as allowed by local legislation implementing Article 6 of the EC Directive on the legal protection of computer programs (91/250/EEC) and then only to the extent necessary to achieve interoperability of an independently created program with other programs; and (ii) the adapting or reverse compiling of the object code of the DDK Software for the purpose of error correction.

B.                                   Licence

B.1                            Subject to the provisions of Clause 3 (Confidentiality) of the TLA and the restrictions in Clause C, ARM hereby grants, to LICENSEE, a non-transferable (subject to Clause 16.3 of the TLA), non-exclusive, world-wide licence to;

(i)                  use and copy the Technical Reference Manuals for the purposes of designing and having designed (subject to the provisions of Clauses 2.2 and 2.3 of the TLA) ARM Compliant Products;

(ii)               use, copy, modify (solely to the extent necessary to reflect any permitted modifications in accordance with the provisions of this Clause B.1 or for incorporation into LICENSEE’s documentation), distribute and have distributed the Technical Summary Documentation;

(iii)            use and copy the Implementation and Integration Documentation only for the purposes of designing, having designed (subject to the provisions of Clause 2.2 of the TLA) ARM Compliant Products;

(iv)           use, copy and modify (subject to the provisions of Clauses C.1)  the Synthesisable RTL, only for the purposes of designing, having designed (subject to the provisions of Clause 2.2 of the TLA) ARM Compliant Products;

(v)              use, copy and modify the Implementation Scripts only for the purposes of designing and having designed (subject to the provisions of Clause 2.2 of the TLA), ARM Compliant Products;

(vi)           use and copy the Test Vectors only for the purposes of designing and having designed (subject to the provisions of Clause 2.2 of the TLA), ARM Compliant Products;

(vii)        manufacture and have manufactured (subject to the provisions of Clause 2.4 of the TLA) the Unique ARM Compliant Products created under the licences granted in Clauses B.1(i) to B.1(vi) inclusive;

(viii)     package and have packaged (subject to the provisions of Clause 2.6 of the TLA), the Unique ARM Compliant Products manufactured under the licences granted in Clause B.1(vii);

(ix)           sell, supply and distribute encapsulated die of the Unique ARM Compliant Products which have been manufactured under the licences granted in Clause B.1(vii)

(x)              use, copy and modify (subject to the provisions of Clause C.2 of this Annex 1) any source code provided to LICENSEE as part of the DDK Software solely for the purpose of designing and having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1) device drivers and applications for use in conjunction with ARM Compliant Products;

(xi)(a) subject to the provisions of Clause C.5, use, copy, distribute and sublicense the Use of the object code of the DDK Software (including the object code of any of the modified versions of the DDK Software created under the licences granted in Clause B.1(x) to third parties, subject to the terms of an End User Licence Agreement and only for the purpose of developing applications for use in conjunction with ARM Compliant Products; and (b) licence to sublicense, solely to OEM customers of LICENSEE, the right to use, copy, distribute and sublicense the Use of the object code of the DDK Software (including the object code of any of the modified versions of the DDK Software created under the licences granted in Clause B.1(x)).

(xii)        use,  copy and modify (solely to the extent necessary to reflect any permitted modifications in accordance with the provisions of this Clause B.1(x)) the DDK Documentation only for the purposes of designing, having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1) applications for use in conjunction with ARM Compliant Products;

(xiii)     use and copy the DDK Test for the purposes of designing and having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1), applications for use in conjunction with ARM Compliant Products; and

(xiv)    use and copy the Test Report for the purposes of designing and having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1)  applications for use in conjunction with ARM Compliant Products.

C.                                   Licence Restrictions

Modifications

C.1                            The right to modify, and have modified the Synthesisable RTL shall be limited solely for the purposes of scan insertion, buffer insertion, timing closure, targeting standard cell libraries, direct instantiations of cells and speed, power optimisation, RAM integration, use of ARM or LICENSEE specified BIST or changing any interfaces of the Mali GPU for the purposes of integrating the Mali GPU into a system on chip, PROVIDED THAT no changes to the instruction set or changes to the pipeline operation are made and no changes are made to the functionality of the Mali GPU.

C.2                            The right to modify and have modified the DDK Software shall be solely for the purposes of; (i) compiling the DDK Software in object code form; (ii) porting the DDK Software to a chosen target environment including alternative operating systems; (iii) correcting any error in the DDK Software; and (iv) improving the performance of the DDK Software, provided that any modifications made maintain compatibility with the published API specification for the respective DDK Software.

DDK Software Development

C.3                            Subject to the provisions of Clause 3 of the TLA (Confidentiality) and the provisions of this Clause C.3, LICENSEE may exercise the right to have software code designed by any Designer provided that; (a) LICENSEE does not grant to the Designer any license in respect of the ARM Technology for any purpose other than for collaborating on the design of software code solely for use in conjunction with an ARM Compliant Product, with LICENSEE and; (b) that each Designer;

(i)                                     is subject to contractual obligations of confidentiality in respect of the ARM Confidential Information and ARM Technology which are in accordance with the provisions of Clause 3.3 of the TLA;

(ii)                                  is subject to a contractual obligation to use the ARM Confidential Information and ARM Technology solely for the purpose of supplying the code, solely to LICENSEE; (iii)                                   is subject to a contractual obligation to return or destroy any ARM Confidential Information and ARM Technology to LICENSEE on the earlier of; (a) the completion of the design; and (b) the end of the contractual confidentiality period (in the agreement between LICENSEE and Designer) for the relevant ARM Confidential Information or ARM Technology.

IF LICENSEE exercises the right set out in this Clause C.3 the purpose set out in Clause 3.3 of the TLA shall be extended to include the purpose of designing software applications for LICENSEE..

If any Designer breaches the provisions of Clauses C.3(i) to C.3(iii), LICENSEE agrees that such breach shall be treated as a material breach of this TLA by LICENSEE which shall entitle ARM to terminate this TLA in accordance with the provisions of Clause 14.2 and LICENSEE shall hold ARM harmless from and keep ARM indemnified against all and any loss, liability, costs, damages, expenses

(including the fees of lawyers and other professionals), suffered, incurred or sustained as a result of or in relation to such breach.

C.4                            Subject to the provisions of Clause 3 of the TLA (Confidentiality) and the provisions of this Clause C.4, LICENSEE may exercise the right to have software code debugged by any Customer provided that; (a) LICENSEE does not grant to the Customer any license in respect of the ARM Technology for any purpose other than for collaborating on debugging of software code solely for use in conjunction with an ARM Compliant Product, with LICENSEE and; (b) that each Customer;

(i)                                     is subject to contractual obligations of confidentiality in respect of the ARM Confidential Information and ARM Technology which are in accordance with the provisions of Clause 3.4 of the TLA;

(iv)                              is subject to a contractual obligation to use the ARM Confidential Information and ARM Technology solely for the purpose of debugging  code for LICENSEE for use in conjunction with an ARM Compliant Product;

(v)                                 is subject to a contractual obligation to return or destroy any ARM Confidential Information and ARM Technology to LICENSEE on the earlier of; (a) the completion of the design; and (b) the end of the contractual confidentiality period (in the agreement between LICENSEE and Customer) for the relevant ARM Confidential Information or ARM Technology.

IF LICENSEE exercises the right set out in this Clause C.4 the purpose set out in Clause 3.3 of the TLA shall be extended to include the purpose of debugging software.

If any Customer breaches the provisions of Clauses C.4(i) to C.4(iii), LICENSEE agrees that such breach shall be treated as a material breach of this TLA by LICENSEE which shall entitle ARM to terminate this TLA in accordance with the provisions of Clause 14.2 and LICENSEE shall hold ARM harmless from and keep ARM indemnified against all and any loss, liability, costs, damages, expenses (including the fees of lawyers and other professionals), suffered, incurred or sustained as a result of or in relation to such breach.

C5                               LICENSEE shall only be entitled to distribute and sublicence the Use of the object code solely for use with silicon manufactured by or for LICENSEE. Notwistanding anything to the contrary in the TLA, ARM hereby agrees that object code derived from the DDK Source shall be treated as non confidential.

D.                                   Indemnity

D.1                            In addition to the exclusions set out in Clause 12.2 of the TLA, ARM shall have no liability under Clause 12.1 in respect of any suit brought by a third party against LICENSEE based upon a claim that any of the ARM Technology delivered by ARM to LICENSEE under the TLA infringes a patent owned by such third party where such claim has been made by such third party in response to an initial claim by LICENSEE that such third party infringes any patent owned or controlled by LICENSEE.

D.2                             Notwithstanding the provisions of Clause 12.1 of the TLA, ARM shall not be obligated to indemnify LICENSEE in respect of any suit brought by a third party against LICENSEE based upon a claim that any of the ARM Technology delivered by ARM to LICENSEE under this Annex 1 infringes a patent owned by such third party where such claim is based on the implementation of a Standard other than a Standard licensed from ARM.

Where:

“Standard” means: (i) any specification which: (a) contains engineering or technical criteria, methods, processes or practices; (b) has been approved by a formal committee; and (c) is made available, whether publicly or to members, by a broadly recognised organisation whose primary business objective is the development, approval and dissemination of specifications for the purpose of achieving standardisation;  (ii) any version of the graphics API specifications licensed by Khronos.

E.                                   IP access model Provisions

Number of Unique ARM Compliant Products

E.1                              Under this Annex 1, LICENSEE shall have the right to exercise the licenses granted under Clause B.1 of this Annex 1 for an unlimited number of Unique ARM Compliant Products, provided that for each such Unique ARM Compliant Product LICENSEE pays to ARM the respective Use Fee as set out in, and in accordance with the provisions of Section 8 of this Annex 1.

Audit

E.2                             In addition to the audit requirements in Clause 6.6 of the TLA, the Auditors shall be entitled to review; (i) the ARM Technology which has been Downloaded by LICENSEE; (ii) Design Starts for any Unique ARM Compliant Products; and (iii) any information necessary to substantiate and verify the data submitted to ARM by LICENSEE in any Usage Report provided in accordance with Section 8. LICENSEE’s books and records relevant to verification of the information which LICENSEE is obliged to report pursuant to this Clause, shall be retained by LICENSEE for at least six (6) years after the end of the period to which the Download, Design Start or Usage Report relates.

F.                                    Limitation of Liability

F.1         For the purposes of this Annex 1, delete Clause 13.2 of the TLA and replace with the following:

“13.2     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS TLA, THE MAXIMUM LIABILITY OF ARM TO LICENSEE IN AGGREGATE FOR ALL CLAIMS MADE AGAINST ARM IN CONTRACT TORT OR OTHERWISE UNDER OR IN CONNECTION WITH EACH ARM DELIVERABLE (AS DEFINED BELOW) LICENSED UNDER AN ANNEX 1 SHALL NOT EXCEED THE USE FEES PAID TO ARM IN RESPECT OF THAT ARM DELIVERABLE. THE EXISTENCE OF MORE THAN ONE CLAIM OR SUIT WILL NOT ENLARGE OR EXTEND THE LIMIT. LICENSEE RELEASES ARM FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THIS LIMITATION”

“ARM Deliverable” means an individual product being part of the ARM Technology delivered under an Annex 1 where such product has an associated Use Fee in Section 8 of the relevant Annex 1.

SECTION 3 - VERIFICATION

V.1          Definitions

V.1.1                            “Implementation” means, in respect of a Mali GPU, a unique physical layout for such graphics engines.

V.1.2                            “Validation Confirmation” means the completed document in the form set out in Part B of Section 3 of this Annex 1.

V1.3                               “Release Note” means the release note identified in Section 1 Part A.

V.1.2                  “Post Layout Synthesized Netlist” means a post layout synthesized netlist incorporating the ARM Compliant Core which; (i) obeys the Timing Constraints File in respect of such synthesis; and (ii) includes back annotated delays derived from the physical layout.

Part A

V.2                             Verification by Simulation and Equivalence Checking of RTL

V.2.1                   For each Implementation of a Mali GPU intended for incorporation in integrated circuits which will be distributed by or for LICENSEE, LICENSEE shall verify such Implementation by the following methods;

Methodology

V.2.1.1         (i) use an equivalence checker to compare the Synthesisable RTL with the Post-Layout Synthesized Netlist and generate equivalence check log results (“RTL-Post Layout Equivalence Log Results”); (iii) run static timing analysis on the Post-Layout Synthesized Netlist and generate log results (“STA Log Results”).

Delivery of Validation and Verification Confirmation

V.2.1.2         If the STA Log Results and the RTLPost Layout Equivalence Log Results, (together the “Log Results”) indicate that no errors have been detected (or the parties have jointly agreed a waiver in respect of any detected errors), LICENSEE shall deliver a Verification Confirmation to ARM and ARM shall acknowledge, in writing, the receipt by ARM of the Verification Confirmation within ten (10) working days of its receipt by ARM.

Verification Criteria

V.2.1.3         The Implementation of the Mali GPU shall be verified when; (i) the Log Results indicate that no errors have been detected (or the parties have jointly agreed a waiver in respect of any detected errors); and (ii) LICENSEE has received confirmation of receipt of the relevant Verification Confirmation from ARM in accordance with the provisions of Clause V.2.1.2.

Records and Delivery of Equivalence Log Results

V.2.1.4         For each ARM Compliant Product incorporating an Implementation of the Mali GPU, LICENSEE shall keep a copy of the Log Results for such ARM Compliant Product and shall deliver, as soon as reasonably possible, copies of such records to ARM upon request from ARM. If ARM concludes that the Implementation of the Mali GPU has not been verified in accordance with the provisions of Clause V.A.4, then ARM shall indicate to LICENSEE the errors which ARM has detected and LICENSEE shall repeat the process prescribed in Clauses V.2.1.1-V.2.1.3.

Part B

Verification Confirmation

Verification in accordance with Section 3

2.              Equivalence checking

Description of process applied	Tool(s) used	Completed (Tick)
Synthsisable RTL to Synthsised Netlist*

* Process can be performed in one step or using several intermediate steps

Partner
Partner Contact
Core Name and Revision
Date
Signature

SECTION 4 - SUPPORT LIMITATION

4.1                               Except as provided below, the maximum number of man hours that ARM shall be obligated to expend on any individual support case submitted to ARM by LICENSEE shall be capped at sixteen (16).

4.2                               If ARM reasonably believes that any individual support case will exceed the support cap referred to above, ARM and LICENSEE will mutually agree a plan of action for resolution of the support case.

4.3                              If a support case results in a defect being identified, any time associated with correcting such defect will not be logged against such support case.

4.4                               If ARM, at ARM’s discretion, determines that LICENSEE has entered multiple cases which relate to the same support problem, ARM shall be entitled to compile these into a single case which in aggregate will be subject to the cap referred to above.

4.5                               If ARM agrees to provide support at LICENSEE’s premises in accordance with the provisions of Clause 7.3 of the TLA, any time spent at LICENSEE’s premises including travel shall not be included as part of the support cap.

SECTION 5 - TRAINING REQUIREMENT

Not Applicable

SECTION 6 - TRADEMARKS

Trademark	Registered/ Unregistered

Part A

ARM w/bar [logo] Exhibit A	Registered

Part B

ARM Powered [logo] Exhibit B	Registered

Part C

ARM [logo] Exhibit C	Registered

Part D

ARM Connect Community Partner [logo] Exhibit D	Unregistered

Part E

ARM	Registered
Mali	Unregistered

LICENSEE agrees and acknowledges that Open GLES is not a trademark of ARM, and LICENSEE shall not be entitled to claim that the Mali GPU is compatible with the Open GLES standard unless LICENSEE has passed the conformance tests which are made available from Khronos in respect of Open GLES.

SECTION 7 - TERM

Unless terminated earlier in accordance with the provisions of Clause 14 of the TLA, this Annex 1 shall continue in force for a period of three (3) years.

SECTION 8 - FEES AND ROYALTIES

FEES

“Product Annexes”, “Pre-Paid Licence Fees” and “Access Fees” shall have the meanings as defined in the MP Core annex (document number LES-ANX-20356)

Use Fees

Subject to the provisions of this Section 8, for each Unique ARM Compliant Product developed under this Annex 1, LICENSEE shall pay to ARM the relevant Use Fees set out below:

ARM Technology	Use Fee (US$)
Each Unique ARM Compliant Product containing Mali-300	See Use Fee Table as set out in Section 8 of the MP Core annex document LES-ANX-20356

The Use Fee payable to ARM by LICENSEE shall be due to ARM as follows:-

(i)                                    Upon first Download of the ARM Technology; and

(ii)                                 Upon Design Start of the second and each subsequent Unique ARM Compliant Product incorporating such ARM Technology.

All Use Fees shall be due at the end of the Quarter in which the Download or Design Start has occurred as applicable. Notwithstanding the foregoing, LICENSEE shall not be obligated to pay the whole or any part of any Use Fees, to ARM under the Product Annexes, until such time as the aggregate Use Fees which LICENSEE is obligated to pay to ARM under the Product Annexes has exceeded the amount of the Pre-Paid License Fee that has become due to ARM.

Where any Pre-Paid Licence Fees have not become due, invoices raised by ARM for amounts that exceed the amount of the Pre-Paid Licence Fee that has become due to ARM will be set off against any subsequent milestone payments for the Pre-Paid Licence Fee that have not yet become due to ARM.

Access to ARM Technology in the Product Annexes

For the avoidance of doubt, LICENSEE will not be able to Download any ARM technology licensed under the Product Annexes during any year of Term unless LICENSEE has paid the Access Fees for the relevant period.

Entitlement to Support and Maintenance Services.

In respect of each of the ARM Technology licenced under the Product Annexes, in addition to paying the Access Fee for the relevant period, LICENSEE must pay the Support and Maintenance Fees for the relevant period to be entitled to request Support and Maintenance Services in respect of such ARM Technology licensed under the Product Annexes.

USAGE REPORTS

8.1                               For the purposes of this Annex 1 the provisions of Clause 6.3 of the TLA shall be replaced with the following:

“Usage Report

6.3                               LICENSEE shall submit to ARM a report (each a “Usage Report”) within thirty (30) days after the end of every Quarter. Each Usage Report shall contain the following information relating to each ARM Compliant Product and which shall be substantially in the form set out below;

Part Number	Internal Project Name	Foundry and Process	ARM Technology	Project Status	Production Status	Tape Out Type	Last Tape Out Date	Wafer Quantity

Each Usage report shall be submitted online at http://designstart.arm.com under the “My Account” link listed under the ARM Products and Services heading.

8.2                               For the purposes of this Annex 1 the provisions of Clause 6.6 of the TLA shall be replaced with the following:

“Audit Rights

6.6                               Subject to the provision of at least (30) days prior written notice, ARM or its agent shall have the right to conduct up to one (1) audit in any twelve (12) month period of LICENSEE’s relevant books and records to verify the information which LICENSEE is obliged to report pursuant to Clause 6.3 of the TLA.  Audits performed under this Clause 6.6 shall be conducted; (i) during normal business hours; and (ii) at ARM’s sole expense.  LICENSEE’s books and records relevant to verification of the information which LICENSEE is obliged to report pursuant to Clause 6.3 of the TLA, shall be retained by LICENSEE for at least six (6) years after the end of the period to which the Usage Report relates.”

ROYALTIES

Currency:                                                                                             US Dollars

Currency Conversion:                         ASP in any currency other than US$ shall be converted to ASP in US$ using the average local currency/US$ exchange rate over the Quarter as published by the US Federal Reserve [see http://www.federalreserve.gov/releases/g5/]

Due:                                                                                                                             At the end of each Quarter

Payable:                                                                                                     In accordance with the provisions of Clause 6 of the TLA.

Invoice Address:                                                         6/F, Building 4, 690 Bibo Road, Pudong, Shanghai 201203, PRC

Calculation:

For each unit of ARM Compliant Product distributed by LICENSEE, LICENSEE shall pay a Royalty determined from the following table:

Cumulative Number of Units of ARM Compliant Products distributed by LICENSEE	Royalty Rate
1 — 5,000,000	The greater of ***%ASP and $***
5,000,001 — 10,000,000	The greater of ***%ASP and $***
10,000,001 — 20,000,000	The greater of ***%ASP and $***
20,000,001 — 50,000,000	The greater of ***%ASP and $***
>50,000,000	The greater of ***%ASP and $***

For the purpose of calculating Royalties, only the distribution by the entity exercising the licences to distribute encapsulated die of ARM Compliant Products which have been manufactured under this Annex 1 (notwithstanding that such distribution may be between RDA and a Subsidiary of RDA or between Subsidiaries of RDA) shall be relevant.

All Royalties paid to ARM pursuant to this Annex 1 shall be non refundable.

ROYALTY REPORT

Form of Royalty Report

Send to:                                                                           The address for ARM set out in the TLA via first class mail and to royaltyreports@arm.com via email.

LICENSEE

LICENSEE contact

Quarter for which report relates to

Table 1

Part Number	Intended Application	Number of Units of ARM Compliant Product distributed by LICENSEE in Quarter	ASP (US$)	Applicable Royalty Rate		Royalty Due
				X	%	$	XXX
				X	%	$	XXX

Table 2

Part Number	Intended Application	Estimated Number of Units of ARM Compliant Product distributed by LICENSEE in Next Calendar Quarter	ASP (US$)		Applicable Royalty Rate		Royalty Due
			$	XXX	X	%	$	XXX
			$	XXX	X	%	$	XXX

The information provided in Table 2 shall be non-binding, supplied in good faith and treated as LICENSEE’s Confidential Information.

SECTION 9 - MARKETING

Notwithstanding anything to the contrary contained in the TLA either party may disclose to third parties that LICENSEE is a licensee of the ARM Technology licensed under this Annex 1. Except as expressly provided in the TLA, no right is granted to either party to disclose the terms and conditions of the TLA or this Annex 1.

Within sixty days (60) days of the Annex Effective Date the parties shall mutually agree the terms and method of issuance of a written announcement, which may be a press release, relating to the technology licensed under this Annex 1 and the relationship of the parties.

All communications for the above marketing activities shall be sent to the following contacts

ARM Marketing Contact	LICENSEE Marketing Contact

Director of Corporate Communications
CommsDirector@arm.com
110 Fulbourn Road
Cambridge
CB1 9NJ

IN WITNESS WHEREOF the parties have caused this Annex 1 to be signed by their duly authorised representatives:

ARM LIMITED		RDA TECHNOLOGIES LIMITED

BY:	/s/ Mike Inglis	BY:	/s/ Vincent Tai

NAME:	Mike Inglis	NAME:	Vincent Tai

TITLE:	Chief Commercial Officer	TITLE:	CEO

DATE:	27-4-2012	DATE:	2012.2.9